UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2008

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2007 Report on Form 10-K filed on March 20, 2008.

B.	Supplemental Information

Thank you and welcome to our first quarter earnings conference call. For the quarter, our attendance was up 6% versus prior year, which is partially due to the shift in Easter. We had our earliest Easter since the parks opened. Even excluding our estimate of the impact of the Easter shift, our attendance was up a few percentage points to prior year. Our domestic attendance was up 4% for the quarter, led by strong attendance from the Outer United States market. Our International visitation increased 11% which was driven by South America and Canada.

Our total revenues increased $22 million, or 12%, driven by the attendance increase, as well as strong per capita growth. Ticket revenue per paid admission increased 6%. Theme park food and beverage and merchandise spending per turnstile admission increased 5%; and, other theme park related revenue per turnstile admission increased 11%. Our total operating expenses were unfavorable by $6.7 million or 4% despite a $4.5 million shift in marketing from the first quarter into other quarters. The increase in operating expenses is primarily volume related (cost of goods sold for food and merchandise, variable labor across property, and fees) as we handled the increase in attendance during the period. For the quarter, our EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, increased $19.6 million, or 56%. Net income increased approximately $20 million on a consolidated basis and at the UCDP level.

For March year to date, UCDP produced $37 million in operating cash flow, which was unfavorable by $28 million through the same period in the prior year. This unfavorability was due to a decrease of $48 million in working capital, primarily due to changes in accounts payable and accrued expenses, unearned revenues and the tax payment made to the partners. This was partially offset by the decrease in our net loss of $20 million.

Cash used in investing activities consisted of $36 million in capital expenditures versus $12 million in the prior year due to increased spending on our new attractions under construction. As you may have heard, the Simpsons ride is now open. Also, along with the construction of the Wizarding World of Harry Potter, we announced a new roller coaster in March that we will in open in Universal Studios Florida in 2009. Our capital expenditures spend for all of 2008 will be approximately $150 million, which will be partially funded from partner contributions. For UCDP, cash used in financing activities related to distributions paid to Holdings of $7.4 million for interest. Holdings generated operating cash flow of $30 million, which is $37 million from UCDP, less Holdings interest.

At the end of the first quarter, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of almost $121 million with an incremental $10 million at Holdings for a consolidated total of $131 million. This was favorable by approximately $11 million at UCDP and Holdings when compared to the end of the first quarter in 2007. Additionally, we had basket availability of $81 million for UCDP and $124 million for Holdings.

We continue to work on the initiatives discussed on our prior calls. For example, the Simpsons ride is now open to the public and is getting a great response. The grand opening is scheduled for May 15. The resort successfully hosted the Ellen show once again this year at the end of March, which provided a significant amount of promotional value to the resort. We announced our plans to add another ride to Universal Studios Florida in 2009, which we think will be very popular. As noted in the filing, Easter was very early this year. Keep in mind that the shift in Easter combined with the timing of some marketing that helped the first quarter will make the second quarter comparisons more difficult. We estimate the impact of this shift was less than 100,000 in paid attendance from the second quarter into the first quarter.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date:	May 9, 2008	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date:	May 9, 2008	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date:	May 9, 2008	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date:	May 9, 2008	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer